Exhibit 99.1

MYOVANT SCIENCES SPECIAL COMMITTEE OF BOARD CONFIRMS RECEIPT OF PRELIMINARY, NON-BINDING PROPOSAL FROM SUMITOVANT BIOPHARMA AND SUMITOMO PHARMA TO ACQUIRE REMAINING SHARES

BASEL, Switzerland, October 2, 2022 – Myovant Sciences Ltd. (NYSE: MYOV) (the “Company”) confirmed today that it has received a preliminary, non-binding proposal (the “Proposal”) from Sumitovant Biopharma Ltd. (“Sumitovant”) and Sumitomo Pharma Co., Ltd. (collectively with Sumitovant, “Sumitomo”) to acquire the remaining shares of the Company that Sumitovant does not currently hold, for a price of $22.75 per share in cash. Sumitovant currently holds approximately 52% of the outstanding shares of the Company.

The Company’s board of directors has formed a special committee of independent directors comprised of the members of the Audit Committee of the Company (the “Special Committee”) to evaluate and consider the Proposal and any alternatives thereto, with the assistance of its financial and legal advisors. The Special Committee, in consultation with its financial and legal advisors, has carefully reviewed the Proposal and determined that it significantly undervalues the Company and, therefore, is not in the best interests of the Company or its minority shareholders. The Special Committee remains open to considering any improved proposal that reflects the full and fair value of the Company and is otherwise in the best interests of the Company and its shareholders, and is prepared to engage further with Sumitomo regarding any such proposal.

There can be no assurance as to whether an agreement relating to any proposed transaction will be reached or as to the terms thereof if an agreement is reached. The Company does not intend to comment further or disclose any developments regarding the Special Committee’s consideration of the Proposal unless and until it deems further disclosure is appropriate or required. The Company’s shareholders do not need to take any action at this time.

The Special Committee has retained Goldman Sachs & Co. LLC as its financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP as its legal advisor to assist with its review of the Proposal and any alternatives thereto.

ABOUT MYOVANT SCIENCES

Myovant Sciences aspires to redefine care for women and for men through purpose-driven science, empowering medicines, and transformative advocacy. Founded in 2016, Myovant has executed five successful Phase 3 clinical trials across oncology and women’s health leading to three regulatory approvals by the U.S. Food and Drug Administration (FDA) for men with advanced prostate cancer, women with heavy menstrual bleeding associated with uterine fibroids, and premenopausal women with moderate to severe pain associated with endometriosis, respectively. Myovant also has received regulatory approvals by the European Commission (EC) and the United Kingdom Medicines and Healthcare Products Regulatory Agency (MHRA) for women with symptomatic uterine fibroids and for men with advanced hormone-sensitive prostate cancer. Myovant has a supplemental New Drug Application under review with the FDA for updates to the United States Prescribing Information (USPI) based on safety and efficacy data from the Phase 3 LIBERTY randomized withdrawal study (RWS) of MYFEMBREE in premenopausal women with heavy menstrual bleeding due to uterine fibroids for up to two years. Myovant also is conducting a Phase 3 study to evaluate the prevention of pregnancy in women with uterine fibroids or endometriosis. Myovant also is developing MVT-602, an investigational oligopeptide kisspeptin-1 receptor agonist, which has completed a Phase 2a study for female infertility as part of assisted reproduction. Sumitovant Biopharma, Ltd., a wholly owned subsidiary of Sumitomo Pharma Co., Ltd., is Myovant’s majority shareholder. For more information, please visit www.myovant.com. Follow @Myovant on Twitter and LinkedIn.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect the Company’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include statements regarding the proposed transaction. Factors that could cause actual results of the Company to differ materially from those contemplated or implied by the statements in this communication include uncertainties as to whether an agreement regarding the proposed transaction will be negotiated and executed; negative effects from the pendency of the proposed transaction; uncertainties as to whether the Company’s board of directors or the Special Committee will approve any transaction; the risk that required Company shareholders approvals of the proposed transaction will not be obtained or that such approvals will be delayed or conditioned beyond current expectations; the timing of the proposed transaction and whether the proposed transaction will be completed; failure to realize contemplated benefits from the proposed transaction; and incurrence of significant costs in connection with the proposed transaction. Investors should note that many factors, as more fully described under the caption “Risk Factors” and elsewhere in the Company’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. These risks are not exhaustive. New risk factors emerge from time to time and it is not possible for the Company’s management to predict all risk factors, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements in this press release, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of such statements.

Investor Contact:

Uneek Mehra

Chief Financial and Business Officer

Myovant Sciences, Inc.

investors@myovant.com

Media Contact:

Noelle Cloud Dugan

Vice President, Corporate Communication

Myovant Sciences, Inc.

media@myovant.com

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